Exhibit 99.1

First Financial Northwest, Inc. Announces Adoption of New Repurchase Program

RENTON, WA  –  February 19, 2009 –  First Financial Northwest, Inc. (the “Company”) (NASDAQ: GSM: FFNW), the parent company of First Savings Bank Northwest (“Bank”), announced that its Board of Directors has approved a new stock repurchase plan, authorizing the repurchase  of up to 2,056,752  shares, or approximately 10%, of the Company’s outstanding  shares of common stock.

The Company announced February 9, 2009 the completion of its initial repurchase of 2,285,280 shares or approximately 10% of its common stock.

First Financial Northwest’s CEO Victor Karpiak said, "We are pleased to announce another stock repurchase program. Our strong capital position gives us the flexibility to repurchase these shares which we believe is an excellent use of our capital and provides us the opportunity to continue to build shareholder value.”

 The new program will continue until completed. The Company intends to purchase its shares from time to time at prevailing prices in the open market, in block transactions, in privately negotiated transactions, and/or in repurchase programs, in accordance with Rule 10b-18 of the Securities Exchange Act of 1934.  The Company will not repurchase any shares from directors, officers or other persons known to be affiliates of the Company. The repurchase program does not obligate the Company to acquire any specific number of shares and the program may be discontinued at any time.

First Financial Northwest, Inc. is a savings and loan holding company headquartered in Renton, Washington.  It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. The Company is part of the ABA NASDAQ Community Bank Index (ABAQ) as well as the Russell 3000 Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets;  our ability to control operating costs and expenses;  our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December31, 2007.